Exhibit 5.1

Waller Lansden Dortch & Davis, LLP

Nashville City Center
511 Union Street, Suite 2700
Nashville, Tennessee 37219-8966
(615) 244-6380
Fax: (615) 244-6804
www.wallerlaw.com

1901 Sixth Avenue North, Suite 1400
Birmingham, Alabama 35203-2623
(205) 214-6380
333 South Grand Avenue, Suite 1800
Los Angeles, California 90071
(213) 362-3680

August 2, 2010
LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
          Re:       LifePoint Hospitals, Inc.
Ladies and Gentlemen:
     We have acted as counsel to LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended (the “Act”), on August 2, 2010 (the “Registration Statement”) relating to the registration of an aggregate 2,455,000 additional shares of the Company’s common stock, par value $.01 per share (the “Shares”), for issuance by the Company pursuant to the Company’s Amended and Restated 1998 Long-Term Incentive Plan, the Company’s Amended and Restated Management Stock Purchase Plan and the Company’s Amended and Restated Outside Directors Stock and Incentive Compensation Plan (collectively, the “Plans”) as set forth in the Registration Statement.
     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     Based upon the foregoing, we are of the opinion that the Shares, to the extent actually issued in the manner and on the terms described in each corresponding Plan, will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Waller Lansden Dortch & Davis, LLP